Exhibit 99.1

Portland, Oregon

February 11, 2005

FOR IMMEDIATE RELEASE

CASCADE CORRECTS FINANCIAL NEWS SERVICES ERRORS

Cascade Corporation (NYSE:CAE) today announced that several financial news services, including Rueters, and CNW Group, as well as Yahoo!, had again incorrectly reported certain information released by CAE (TSX:CAE) of Montreal, Canada as information related to Cascade Corporation, based in Portland, Oregon.  Cascade Corporation has no affiliation with CAE.

The earnings release date reported by CNW Group, Rueters and Yahoo! for Cascade Corporation is the release date for CAE of Montreal, Canada.  Cascade Corporation’s scheduled earnings release date is April 14, 2005.

Cascade Corporation, headquartered in Portland, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks.  Additional information on Cascade is available on its web site, www.cascorp.com.

CONTACT:

Richard S. Anderson

Senior Vice President and Chief Financial Officer

Cascade Corporation

(503) 669-6300

Email:  investorrelations@cascorp.com